NON-STATUTORY STOCK OPTION AGREEMENT

BY THIS NON-STATUTORY STOCK OPTION AGREEMENT (“Agreement”) made and entered into this _____ day of __________, __________ (“Grant Date”), Medistem Inc, a Nevada corporation (the “Company”), and _______________, (the “Optionee”), hereby state, confirm, represent, warrant and agree as follows:

RECITALS

1.1          The Company, through its Board of Directors (the “Board”), has determined to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging, motivating and enabling employees, non-employee directors and consultants to acquire stock ownership in the Company, and by providing participants with an additional incentive to promote the success of the Company through the grant of options to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

1.2          The Company adopted the 2005 Officer and Director Equity Ownership Plan (the “Plan”) in January 2006.

1.3          By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of Common Stock.

AGREEMENT

2.1          Grant of Non-Statutory Stock Option. Subject to the terms and conditions hereinafter set forth and those provisions set forth and those contained in the Plan, the Company grants to the Optionee the right and option (the “Option”) to purchase from the Company all or any part of an aggregate number of __________ shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the “Optioned Shares”).

2.2          Exercise of Option. Subject to the terms and conditions of this Agreement and those of the Plan, the Option may be exercised only by completing and signing the Option Exercise Agreement, attached hereto as Exhibit A.

2.3          Purchase Price. The price to be paid for the Optioned Shares (the “Purchase Price”) shall be US $_____ per share, which was not less than the fair market value of the Optioned Shares as determined by the Board of Directors on the Grant Date.

2.4          Payment of Purchase Price. Payment of the Purchase Price may be made as follows:

(a)	In United States dollars in cash or by check, bank draft or money order payable to the Company; or

Non-Statutory Stock Option Agreement 1

(b)	At the discretion of the Board, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price; or

(c)	By a combination of both (a) and (b) above.

The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate. At the election of the Optionee, and subject to the acceptance of such election by the Board, to satisfy the Company’s withholding obligations, it may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the Company’s aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to the exercise of the Option by the Optionee.

2.5          Exercisability of Option. Subject to the provisions of Paragraph 2.6, the Options shall vest monthly in equal increments for the following two (2) years.

In no case may any Option be exercised as to less than One Hundred (100) shares at any one time, or the remaining shares covered by the Option if less than One Hundred (100) shares. An Option may not be exercised for a fraction of a share.

2.6 Termination of Option. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

(a)          The date on which the Optionee's employment by the Company is terminated, whether voluntary, due to death, or for cause, except if such termination is due to retirement or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended ("Code");

(b)          Ninety (90) days after termination due to retirement or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended); or

(c)          Ten (10) years after the Grant Date.

2.7          Adjustments. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or death) and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefore upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

2.8          Liquidation, Sale of Assets or Merger. In the event of a proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all shares under the Option shall immediately vest and the Option shall be assumed or an equivalent option shall be substituted by such successor corporation.

Non-Statutory Stock Option Agreement 2

2.9          Notices. Any notice to be given under the terms of the Agreement (“Notice”) shall be addressed to the Company in care of its Secretary at 9255 Towne Centre Drive, Suite 450, San Diego, CA 92122, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him or her at his or her then current residential address as appearing on the payroll records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

2.11          Transferability of Option. The Option shall not be transferable by the Optionee otherwise than by the will or the laws of descent and distribution, provided that the Board or Compensation Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. The Option may be exercised during the life of the Optionee only by the Optionee.

2.12          Optionee Not A Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefore.

2.13          Not a Contract of Employment. Nothing contained in the Plan or in any other agreement executed pursuant to the Plan shall be deemed to confer upon any individual to whom an Option may be granted hereunder any right to remain in the employ or service of the Company or a parent or subsidiary corporation of the Company.

2.14          Disputes or Disagreements. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his or her signature.

MEDISTEM LABORATORIES, INC.,

a Nevada corporation

By:

OPTIONEE

By:

Non-Statutory Stock Option Agreement 3

Exhibit A

Option Exercise Agreement

(see attached)

Non-Statutory Stock Option Agreement 4

OPTION EXERCISE AGREEMENT

This Option Exercise Agreement (“Exercise Agreement”), dated ____________________________, is being submitted pursuant to the terms of that certain Non-Statutory Stock Option Agreement (the “Agreement”), dated October 18th, 2013 by and between the undersigned, _________________________ (“Optionholder”) and Medistem Inc, Inc., a Nevada corporation (the “Company”). This Option Agreement is being provided by Optionholder to notify the Company of Optionholder’s desire to exercise the option (“Option”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), which Option was granted to Optionholder under the Agreement.

Option Exercise. Pursuant to the Option, Optionholder hereby exercises his right to purchase _____________________ (_______________) shares of Common Stock (the “Option Shares”). Optionholder and the Company agree that Optionholder shall be deemed to be fully vested in the Option as to the Option Shares being purchased thereunder and pursuant to this Option Agreement.

Payment of Exercise Price. The exercise price per share of the Option Shares under the Option is $__________. The total exercise price for the Option Shares I am purchasing is $____________________ (the “Purchase Price”), together with any tax withholding (as discussed below). I elect to pay the Purchase Price [in cash/by check, bank draft or money order payable to the Company/through the delivery of shares of Common Stock with an aggregate fair market value equal to the Purchase Price].

Tax Withholding. Required payroll taxes and income tax withholding in connection with this option exercise total $______________________.

Optionholder representation. Optionholder hereby represents that Optionholder is legally entitled to exercise the Option as of the date of this Option Agreement.

(Signature Page Follows)

Medistem Option exercise Agreement 1

IN WITNESS WHEREOF, the Optionholder has executed this Option Agreement as of the date first above written.

“Optionholder”

(Signature)

(Please print name)

(Social Security Number)

ACKNOWLEDGED, AGREED and ACCEPTED, as of the day and year first written above:

MEDISTEM, INC.,

a Nevada corporation

By:

Medistem Option exercise Agreement 2